UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2017

LIFEAPPS BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54867	80-0671280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Polo Plaza, 3790 Via De La Valle, #116E, Del Mar, CA 92014

(Address of principal executive offices, including zip code)

(858) 527-1736

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 19, 2017 we entered into an Employment Services Agreement (the “Blair Agreement”) with Robert A. Blair pursuant to which Mr. Blair is serving as our Chief Executive Officer and a Director. The Blair Agreement has a two-year term and is subject to automatic renewal for successive periods of one year unless either we or Mr. Blair gives the other written notice of intention to not renew at least 30 days prior to the end of the existing term. The Blair Agreement provides for a base annual salary of $150,000, a one-year severance period in the event the Blair Agreement is terminated by us without cause or by Mr. Blair for good reason, and the issuance of 2,000,000 shares of our common stock to Mr. Blair. Mr. Blair’s base salary payments are payable in bi-weekly installments. In the event any salary payments are not made within 30 days of the due date, they will accrue interest at the rate of 10% per annum and Mr. Blair will have the right, in his sole discretion, to convert such payments, in whole or in part, into shares of our common stock at 50% of the value weighted average price for our common stock during the 20 trading days immediately preceding the date on which we are provided with a Notice of Conversion. The Blair Agreement requires us to approve a 2018 Equity Incentive Plan within 120 days of the effective date of the Blair Agreement from which stock options or other equity incentive securities may be issued to Mr. Blair, our other employees and our advisors and consultants. The Blair Agreement contains customary termination provisions including terminations with or without cause, for good reason or voluntarily, non-competition and non-solicitation provisions, and an inventions and patents provision which provides that all of the work produced by Mr. Blair, which is created, designed, conceived or developed by Mr. Blair in the course of his employment under the Blair Agreement belongs to us.

On December 19, 2017 we entered into an Employment Services Agreement (the “Neal Agreement”) with Brian Neal, to be effective as of January 1, 2018, pursuant to which Mr. Neal will serve as our President. The Neal Agreement has a two-year term and is subject to automatic renewal for successive periods of one year unless either we or Mr. Neal gives the other written notice of intention to not renew at least 30 days prior to the end of the existing term. The Neal Agreement provides for a base annual salary of $24,000, a one-year severance period in the event the Neal Agreement is terminated by us without cause of by Mr. Neal for good reason, and the issuance of 50,500,000 shares of our common stock to Mr. Neal. Mr. Neal’s base salary payments are payable in bi-weekly installments. In the event any salary payments are not made within 30 days of the due date, they will accrue interest at the rate 10% per annum and Mr. Neal will have the right in his sole discretion, to convert such payments, in whole or in part, into shares of our common stock at 50% of the value weighted average price for our conversion stock during the 20 trading days immediately preceding the date or when we are provided with a Notice of Conversion. The Neal Agreement requires us to approve a 2018 Equity Incentive Plan within 120 days of the execution date of the Neal Agreement from which stock options or other equity incentive securities may be issued to Mr. Neal, our other employees and our advisors and consultants. We have also agreed to create a class of voting preferred stock within 120 days from the execution date of the Neal Agreement and to issue 50% of the shares of such class to Mr. Neal. The Neal Agreement contains customary termination provisions including terminations with or without cause, for good reason or voluntarily, non-competition and non-solicitation provisions, and an inventions and patents provision which provides that all of the work produced by Mr. Neal, which is created, designed, conceived or developed by Mr. Blair in the course of his employment under the Neal Agreement belongs to us.

Mr. Blair’s and Mr. Neal’s employment by us is part of a corporate restructuring in which Robert Gayman resigned as our President and Chief Executive Officer effective December 19, 2017 and continues to serve as a director in the position of Chairman of the Board and as an Executive Management Consultant and pursuant to which we have determined to shift our primary business focus to the creation and furtherance of an LGBT Media Network dedicated to the lifestyles of the LGBTQ community. Effective December 19, 2017 Howard Fuller resigned as a Director. His resignation was not the result of any disagreements with us on any matters related to our operations, policies or procedures or otherwise. We believe the LGBTQ audience is presently fragmented across mainstream, social networking and LGBTQ websites, as well as mobile apps. We intend to aggregate the LGBTQ audience through a powerful marketing platform which will help advertisers reach their target audience across popular media websites and mobile apps.

On December 19, 2017 we entered into a two-year Executive Management Consulting Agreement with Robert Gayman (the “Gayman Agreement”) pursuant to which Mr. Gayman is providing advice and assistance to our management in the areas of corporate development, financing, marketing and public company guidance. The Gayman Agreement is subject to automatic renewal for successive periods of one year unless either we or Mr. Gayman gives the other written notice of intention to not renew at least 30 days prior to the end of the existing term. The Gayman Agreement provides for cash payments to Mr. Gayman at the rate of $150,000 per year, payable in bi-weekly installments, and the issuance of 4,946,688 stock options, subject to immediate vesting, with a term of five years and an exercise price of $0.01 per share. In the event any cash payments are not made within 30 days of their due date, they will accrue interest at the rate of 10% per annum and Mr. Gayman will have the right, in his sole discretion, to convert such payments, in whole or in part, into shares of our common stock at 50% of the value weighted average price for our common stock during the 20 trading days immediately preceding the date on which we are provided with a Notice of Conversion. We have also agreed to create a class of voting preferred stock within 120 days of the date of the Gayman Agreement and to issue 50% of the shares of such class to Mr. Gayman. The Gayman Agreement contains non-competition and non-solicitation provisions, and an invention and patents provision which provides that all of the work produced by Mr. Gayman, which is created, designed, conceived or developed by Mr. Gayman in the course of his engagement under the Gayman Agreement belongs to us.

Robert A. Blair brings to us a rich history in professional tennis, sports management and directing digital media platforms. His vision and passion coupled with an impressive portfolio of business success is leading us in an exciting new direction for revenue and growth in the LGBTQ Digital Media Marketplace. His skill in developing and delivering cutting edge marketing techniques and his passion for serving the community in the highly desired LGBTQ marketspace is expected to enable us to become a global leader in this market.

Brian Neal owned and operated personal training studios and gyms successfully in Atlanta, Georgia and Fort Lauderdale, Florida as a premier LGBTQ fitness leader and instructor. Mr. Neal founded a 501-c3 Fitness & Health Foundation to support LGBTQ community members suffering with HIV/AIDS by providing complimentary gym memberships, personal trainers, nutrition classes, yoga classes and life coaching to ensure these community members could fight HIV/AIDS with a healthy lifestyle and a support group that would encourage and support their efforts. In 2007, Mr. Neal co-founded Multimedia Platforms, Inc. which became one of the largest LGBTQ media companies in the United States. Mr. Neal brings nearly 15 years of working within the LGBTQ community and is recognized as a pioneer in the LGBTQ digital sector. Mr. Neal is 38 years old and resides in Los Angeles, CA with his life partner of 15 years.

Item 3.02 Unregistered Shares of Equity Securities

Reference is made to the disclosures set forth under Item 1.01 above, which disclosures are incorporated herein by reference.

Pursuant to the Blair Agreement, effective December 19, 2017, we issued 2,000,000 shares of our restricted common stock to Robert A. Blair ..Pursuant to the Neal Agreement, effective January 1, 2018 we will issue 50,500,000 shares of our restricted common stock to Brian Neal. The shares were issued or will be issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Effective December 19,2017 Lawrence Roan, a director, converted $39,935 of the $41,500 in debt owed to him by us, into 3,993,500 shares of our common stock at a conversion price of $0.01 per share and forgave the balance of the debt, including all accrued interest due thereon. He also forgave all interest accrued on the converted amount. Effective December 19, 2017 Lesly Thompson converted $54,000 of the $55,500 in debt owed to her by us, into 5,400,000 shares of our common stock at a conversion price of $0.01 per share and forgave all interest accrued on the converted amount.. The shares issued upon these debt conversions were issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

Effective December 19,2017 we issued 1,000,000 stock options to Howard Fuller ,1,000,000 stock options to an employee and 4,946,688 stock options to Robert Gayman pursuant to the Gayman Agreement. All of the options vested on issuance, have a term of 5 years and an exercise price of $0.01 per share. The options were issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

Effective December 19, 2017 we issued 500,000 shares of our common stock to our securities counsel. The shares were issued in reliance on Section 4(a)(2) of the Securities Act of 1933 as amended.

Item 5.01 Changes in Control of Registrant

Reference is made to the disclosures set forth under Items 1.01 and 3.02 above, which disclosures are incorporated herein by reference.

In connection with Blair Agreement and Neal Agreement, we issued or will issue an aggregate of 52,520,000 shares of our common stock to Robert A. Blair and Brian Neal. Such shares shall represent upon issuance approximately 60% of our issued and outstanding shares on a non-diluted basis and approximately 50.02% on a fully diluted basis.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Reference is made to the disclosures set forth in Items 1.01, 3.02 and 5.01 above, which disclosures are incorporated herein by reference.

In connection with our corporate restructuring, on December 19, 2017 Howard Fuller resigned as one of our directors and Robert Gayman resigned as our President and Chief Executive Officer. Robert Blair was appointed to the vacated Chief Executive Officer and director positions, Brian Neal was appointed to the vacated President position and Robert Gayman, was designated as the Chairman of our Board of Directors. The resignation of Howard Fuller was not the result of any disagreements between us and Mr. Fuller on any matters related to our operations, policies or practices.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed with this Report:

Exhibit Number	Description

10.1	Employment Services Agreement dated December 19, 2017 with Robert A. Blair

10.2	Employment Service Agreement effective as of January 1, 2018 with Brian Neal

10.3	Executive Management Consulting Agreement dated December 19, 2017 with Robert Gayman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LifeApps Brands Inc.

Date: December 21, 2017	By:	/s/ Robert A. Blair
Name: Robert A. Blair
Title: Chief Executive Officer